Exhibit 10.1

FIFTH AMENDMENT TO THIRD AMENDED AND RESTATED
WAREHOUSING CREDIT AND SECURITY AGREEMENT

This Fifth Amendment to Third Amended and Restated Warehousing Credit and Security Agreement (this “Amendment”), is entered into effective as of the 18th day of June, 2004, by and among SIRVA MORTGAGE, INC., an Ohio corporation f/k/a Cooperative Mortgage Services, Inc. (“Company”), WASHINGTON MUTUAL BANK, FA, a federal association, in its capacity as one of the Lenders and Agent for the Lenders (“Agent”), NATIONAL CITY BANK OF KENTUCKY, in its capacity as one of the Lenders and Documentation Agent for the Lenders and the lenders (“Lenders”) party to the Credit Agreement, as defined below.

Section 1.                                            Recitals.  Company, Agent, Documentation Agent, and Lenders entered into that certain Third Amended and Restated Warehousing Credit and Security Agreement dated September 30, 2002, (the “Credit Agreement”) for the purposes and consideration therein expressed.  Company, Agent, Documentation Agent, and the Lenders desire to make certain amendments to the Credit Agreement as more particularly set forth herein.  Therefore, Company, Agent, Documentation Agent, and the Lenders hereby agree as follows, intending to be legally bound:

Section 2.                                            Definitions and References.  Unless the context otherwise requires or unless otherwise expressly defined herein, the terms in the Credit Agreement shall have the same meanings whenever used in this Amendment.

Section 3.                                            Amendments.  The Credit Agreement is hereby amended, as follows:

(a)                                  The following definitions are hereby amended and/or added in Section 1.1 of the Credit Agreement as follows:

“Commitment” means the commitment of the Lenders to make Advances hereunder in an aggregate principal amount at any time outstanding that shall not exceed EIGHTY MILLION AND NO/100 DOLLARS ($80,000,000.00) (“Aggregate Commitment Amount”), provided, however, that no Lender’s portion of such Advances may ever exceed its Commitment Amount.

“Credit A Mortgage Loan” means a FHA Loan, VA Loan, Conventional Mortgage Loan, a Jumbo Loan, or a Super Jumbo Loan.

“Jumbo Loan” means a Single-family Mortgage Loan whose original principal amount is more than $650,000.00 but not more than $1,000,000.00.

“Super Jumbo Loan” means a Single-family Mortgage Loan whose original principal amount is more than $1,000,000.00; provided, however, if such Mortgage Loan will be included in Collateral, Agent has approved such Mortgage Loan prior to its pledge.

“Termination Date” means June 1, 2005 or such earlier date upon which Lenders’ obligation to fund shall be terminated pursuant to the terms of this Agreement.

(b)                                 Sections 2.1(b) (3), (4), and (5) of the Credit Agreement are deleted in their entirety, and the following is substituted in lieu thereof for all purposes:

“(3)                            The aggregate amount of Advances against Aged Mortgage Loans outstanding at any one time shall not exceed ONE MILLION AND NO/100 DOLLARS ($1,000,000.00).

(4)                                  The aggregate amount of Advances against HELOC Mortgage Loans outstanding at any one time shall not exceed THREE MILLION FIVE HUNDRED THOUSAND AND NO/100 DOLLARS ($3,500,000.00).

(5)                                  The aggregate amount of Advances against Repurchased Mortgage Loans outstanding at any one time shall not exceed ONE MILLION AND NO/100 DOLLARS ($1,000,000.00).”

(c)                                  The following subparagraph (6) is hereby added to Section 2.1(b) of the Credit Agreement for all purposes:

“(6)                            The aggregate amount of Advances against Jumbo Loans outstanding at any one time shall not exceed TEN MILLION AND NO/100 DOLLARS ($10,000,000.00); provided, however, that in no event shall the aggregate amount of Advances against Super Jumbo Loans outstanding at any one time exceed FIVE MILLION AND NO/100 DOLLARS ($5,000,000.00).”

(a)                                  Section 2.4 (a) of the Credit Agreement is deleted in its entirety and the following is substituted in lieu thereof:

“2.4                           Interest.

(a)                                  (1)     Except as provided in Section 2.4(c) below, the unpaid amount of each Advance against Shipped Mortgage Loans that are not Repurchased Mortgage Loans or Aged Mortgage Loans shall bear interest, from the date such Mortgage Loans become Shipped Mortgage Loans until the earlier to occur of (i) such Mortgage Loan ceases to be a Shipped Mortgage Loan or (ii) such Advance is paid in full, at a rate of interest equal to 137.5 basis points (1.375%) per annum over the Monthly Average LIBOR Rate.

(2)     Except as provided in Section 2.4(c) below, the unpaid amount of each Advance against Mortgage Loans that are not Shipped Mortgage Loans, or Repurchased Mortgage Loans, or Aged Mortgage Loans shall bear interest, from the date of such Advance until paid in full, at a rate of interest equal to the lesser of (i) the Maximum Rate, or (ii) a floating rate of interest which is equal to 187.5 basis points (1.875%) per annum over the Monthly Average LIBOR Rate.

(3)     Except as provided in Section 2.4(c) below, the unpaid amount of each Advance against Repurchased Mortgage Loans shall bear interest, from the date of such Advance until paid in full, at a rate of interest equal to the lesser of (i) the Maximum Rate, or (ii) a floating rate of interest which is equal to 287.5 basis points (2.875%) per annum over the Monthly Average LIBOR Rate.

(4)     Except as provided in Section 2.4(c) below, the unpaid amount of each Advance outstanding against Aged Mortgage Loans shall bear interest, from the date such Mortgage Loans become Aged Mortgage Loans until such Advance is paid in full, at a rate of interest equal to the lesser of (i) the Maximum Rate or (ii) a floating rate of interest (“Basic Rate”) which is equal to 287.5 basis points (2.875%) per annum over the Monthly Average LIBOR Rate.”

(d)                                 Section 2.8     Fees. of the Credit Agreement is deleted in its entirety, and the following is substituted in lieu thereof:

“2.8                           Fees.

(a)                                  At the end of each month during the term of this Agreement (i.e., from its effective date through the Termination Date), the Agent shall determine average usage of the Commitment by calculating the arithmetic daily average of the outstanding balance of Advances in that month.  The Agent shall then subtract the average usage (the “Used Portion”) from the Commitment (the result being called the “Unused Portion”) and the Company shall pay to the Agent on behalf of the Lenders in arrears (without duplication of payment), on or before five (5) days after the later of (a) the end of each month or (b) the Company’s receipt of the bill for such monthly period, a Non-Usage Fee equal to 0.150% per annum on the total amount of the Unused Portion of the Commitment for that month, as compensation to the Lenders for their agreement to make the Commitment available to the Company during that month and not as compensation for the use, forbearance or detention of money (i.e., as a “true commitment fee” under Texas law); provided that such fee shall be waived for any month if the Used Portion for such month is equal to or greater than fifty percent (50%) of the Commitment.  Each calculation by the Agent of the amount of any Non-Usage Fee shall be conclusive and binding on the Company, absent manifest error.  Upon receipt of any Non-Usage Fee, Agent shall distribute to each Lender its Commitment Percentage in such Non-Usage Fee pursuant to this Section 2.7(b) hereof.

(b)                                 Agent shall receive for its own account an agent’s fee (“Agent’s Fee”) pursuant to the certain agreement of even date herewith among the Agent and the other Lenders.

(e)                                  Section 2.9                                      Miscellaneous Expenses. of the Credit Agreement is deleted in its entirety, and the following is substituted in lieu thereof:

“2.9                           Miscellaneous Expenses.  At the end of each month during the term of this Agreement, the Company shall pay to the Agent in arrears on or before five (5) days after the later of (a) the end of each calendar month or (b) the Company’s receipt of the Agent’s bill for such monthly period, a transaction fee equal to TWENTY AND NO/100 DOLLARS ($20.00) per Pledged Mortgage held by Agent during such month and for which Agent has not previously received a transaction fee, for the handling and administration of Advances and Collateral.  For the purposes hereof, Company shall, at its sole cost and expense, pay all miscellaneous charges and expenses incurred by the Agent in connection with the handling and administration of Advances and Collateral, including, without limitation, all charges for security delivery fees, wiring fees, and charges for overnight delivery of Collateral to Investors.  Miscellaneous charges are due when incurred, but shall not be delinquent if paid within ten (10) days after receipt of an invoice or an account analysis statement from the Agent.  No Lender (other than a Lender acting as Agent) shall be entitled to share or participate in the fees, sums and other amounts due and payable to the Agent under this Section 2.9, Section 2.8(b), or any other agreement between the Company or any Lender and Agent relating to an agent’s fee for the handling and administration of Advances and Collateral and acting as Agent under this Agreement.”

(f)                                    Section 7.5                                      Minimum Adjusted Tangible Net Worth. of the Credit Agreement is deleted in its entirety, and the following is substituted in lieu thereof:

“7.5                           Minimum Adjusted Tangible Net Worth.  Permit the sum of the Adjusted Tangible Net Worth of Company (and its Subsidiaries, on a consolidated basis) to be less than an amount equal to the sum of FIVE MILLION FIVE HUNDRED THOUSAND AND NO/100 DOLLARS ($5,500,000.00).

(g)                                 Exhibit “O” to the Credit Agreement is deleted in its entirety and Exhibit “O” to this Amendment is given in substitution and replacement thereof.

Section 4.                                            Representations and Release of Claims.  Except as otherwise specified herein, the terms and provisions hereof shall in no manner impair, limit, restrict or otherwise affect the Obligations of Company as evidenced by the Loan Documents.  Company hereby acknowledges, agrees, and represents that (i) Company is indebted to Lenders pursuant to the terms of the Notes; (ii) the liens, security interests and assignments created and evidenced by the Loan Documents are, respectively, first, prior, valid and subsisting liens, security interests and assignments against the Collateral and secure all indebtedness and obligations of Company to Lenders under the Notes, the Credit Agreement, all other Loan Documents, as modified herein; (iii) all of the representations and warranties contained in the Credit Agreement and all instruments and documents executed pursuant thereto or contemplated thereby are true and correct in all material respects on and as of this date; (iv) there are no claims or offsets against, or defenses or counterclaims to, the terms or provisions of the Loan Documents, and the other obligations created or evidenced by the Loan Documents; (v) Company has no claims, offsets, defenses or counterclaims arising from any of the Agent’s or Lenders’ acts or omissions with respect to the Loan Documents, or the Agent’s or Lenders’ performance under the Loan Documents; (vi) the representations and warranties contained in the Loan Documents are true and correct representations and warranties of Company, as of the date hereof; and (vii) Company is not in default and no event has occurred which, with the passage of time, giving of notice, or both, would constitute a default by Company of Company’s obligations under the terms and provisions of the Loan Documents.  In consideration of the modification of Loan Documents, all as herein provided, and the other benefits received by Company hereunder, Company hereby RELEASES, RELINQUISHES and forever DISCHARGES Agent, Documentation Agent, each Existing Lender, their respective predecessors, successors, assigns, shareholders, principals, parents, subsidiaries, agents, officers, directors, employees, attorneys and representatives (collectively, the “Lender Released Parties”), of and from any and all claims, demands, actions and causes of action of any and every kind or character, whether known or unknown, present or future, which Company has, or may have against Lender Released Parties, arising out of or with respect to any and all transactions relating to the Credit Agreement, the Notes, and the other Loan Documents occurring prior to the date hereof, including any other loss, expense and/or detriment, of any kind or character, growing out of or in any way connected with or in any way resulting from the acts, actions or omissions of the Lender Released Parties, and including any loss, cost or damage in connection with any breach of fiduciary duty, breach of any duty of fair dealing, breach of competence, breach of funding commitment, undue influence, duress, economic coercion, conflict of interest, negligence, bad faith, malpractice, violations of the Racketeer Influence and Corrupt Organizations Act, intentional or negligent infliction of emotional or mental distress, tortious interference with corporate governance or prospective business advantage, tortious interference with contractual relations, breach of contract, deceptive trade practices, libel, slander, conspiracy, the charging, contracting for, taking, reserving, collecting or receiving of interest in excess of the highest lawful rate applicable to the Loan Documents (i.e., usury), any violations of federal or state law, any violations of federal or state banking rules, laws or regulations, including, but not limited to, any violations of Regulation B, Equal Credit Opportunity, bank tying act claims, any violation of the Texas Free Enterprise Antitrust Act or any violation of federal antitrust acts.

Section 5.                                            Severability.  In the event any one or more provisions contained in the Credit Agreement or this Amendment should be held to be invalid, illegal or unenforceable in any respect, the validity, enforceability and legality of the remaining provisions contained herein and therein shall not be affected in any way or impaired thereby and shall be enforceable in accordance with their respective terms.

Section 6.                                            Fees and Expenses.  Company agrees to pay all out-of-pocket costs and expenses (including reasonable attorney’s fees and expenses) of the Agent and the Lenders in connection with the preparation, operation, administration and enforcement of this Amendment.

Section 7.                                            Ratification of Agreements.  (a) Except as amended hereby, Company ratifies and confirms that the Credit Agreement and all other Loan Documents are and remain in full force and effect in accordance with their respective terms and that all Collateral is unimpaired by this Amendment and secures the payment and performance of all indebtedness and obligations of Company under the Notes, the Credit Agreement, and all other Loan Documents, as modified hereby.  Company shall execute and deliver a renewal Note to each Lender in the amount of its respective Commitment Amount.

(b)                                 The undersigned officer of the Company executing this Amendment represents and warrants that he has full power and authority to execute and deliver this Amendment on behalf of the Company this Amendment, that such execution and delivery has been duly authorized by all necessary corporate action of Company, and represents and warrants that the resolutions and affidavits previously delivered to Agent, in connection with the execution and delivery of the Credit Agreement, are and remain in full force and effect and have not been altered, amended or repealed in anyway.

(c)                                  Any reference to the Credit Agreement in any Loan Document shall be deemed to be references to the Credit Agreement as amended hereby.  Any reference in this Amendment and the other Loan Documents to the Notes shall be deemed to be references to the new Notes executed and delivered by the Company in connection herewith.

Section 8.                                            Authority.  The undersigned officer of the Company executing this Amendment represents and warrants that he has full power and authority to execute and deliver this Amendment on behalf of the Company this Amendment, that such execution and delivery has been duly authorized by all necessary corporate action of Company, and represents and warrants that the resolutions and affidavits previously delivered to Agent, in connection with the execution and delivery of the Credit Agreement, are and remain in full force and effect and have not been altered, amended or repealed in anywise.

Section 9.                                            No Waiver.  Company agrees that no Event of Default and no Default has been waived or remedied by the execution of this Amendment by Agent and Lenders, and any such Default or Event of Default heretofore arising and currently continuing shall continue after the execution and delivery hereof.

Section 10.                                      Governing Law.  This Amendment shall be governed by and construed in accordance with the laws of the State of Texas and, to the extent applicable, by federal law.

Section 11.                                      Counterparts and Gender.  This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.  Each gender used herein shall include and apply to all genders, including the neuter.

Section 12.                                      NO ORAL AGREEMENTS.  THIS AMENDMENT, THE CREDIT AGREEMENT, THE NOTES, AND  THE  OTHER  LOAN  DOCUMENTS, AS MODIFIED AND AMENDED HEREBY, REPRESENT  THE  FINAL  AGREEMENT  BETWEEN  THE  PARTIES  AND  MAY  NOT  BE  CONTRADICTED  BY  EVIDENCE  OF  PRIOR,  CONTEMPORANEOUS  OR  ORAL  AGREEMENTS  OF  THE  PARTIES.

THERE  ARE  NO  UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

[Signature Pages Follow]

EXECUTED this      day of June, 2004 to be effective as of the date first written above.

COMPANY:

SIRVA MORTGAGE, INC.,
an Ohio corporation f/k/a
COOPERATIVE MORTGAGE SERVICES, INC.

By:	/s/ Paul Klemme
PAUL KLEMME, President

Notice Address:

SIRVA MORTGAGE, INC
Attn: Paul Klemme, President
6070 Parkland Boulevard
Mayfield Heights, Ohio 44124
Fax No.: (440) 646-1835

WASHINGTON MUTUAL BANK, F.A., as Agent

By:	/s/ Colleen Landells
Name:	Colleen Landells
Title:	Vice President

Notice Address:

Attn: Marlon M. Rivera
Assistant Vice President/Asset Manager II
Agency Management
6011 Connection Drive, 6th Floor
Irving, Texas 75039
Facsimile: (469) 549-5603

WASHINGTON MUTUAL BANK, F.A., as a Lender

By:	/s/ Ben Culver
Name:	Ben Culver
Title:	VP

Notice Address:

Attn: Michael D. McAuley, Managing Director
Mortgage Banker Finance
3200 Southwest Freeway, Suite 1922
Houston, Texas 77027
Facsimile: (713) 543-4292

NATIONAL CITY BANK OF KENTUCKY, as Documentation Agent and a Lender

By:	/s/ Jerry Johnston
Name:	Jerry Johnston
Title:	Senior Vice President

Notice Address:

NATIONAL CITY BANK OF KENTUCKY
Attn: Allen Hagadon, Senior Vice President,
Mortgage Banking
421 West Market Street
Louisville, Kentucky 40202
Fax: (502) 581.4154

COLONIAL BANK, N.A., a national banking association

By:	/s/ Amy J. Nunneley
Name:	Amy J. Nunneley
Title:	Senior Vice President

Notice Address:

COLONIAL BANK
Attn: Catherine L. Kissick, Senior Vice President,
Mortgage Warehouse Lending Division
201 East Pine Street, Suite 730
Orlando, Florida 32801
Fax: (407) 835.6690

EXHIBIT “O”

LENDERS AND COMMITMENT

NAME OF LENDER	COMMITMENT AMOUNT

Washington Mutual Bank, FA 3200 Southwest Freeway, Suite 1922 Houston, Texas 77027	$40,000,000.00

National City Bank of Kentucky 101 South Fifth Street, T06K Louisville, Kentucky 40202	$20,000,000.00

Colonial Bank, N.A. 201 East Pine Street, Suite 730 Orlando, Florida 40202	$20,000,000.00

TOTAL COMMITMENT	$80,000,000.00